EXHIBIT 21
                           Fleet Financial Group, Inc.
                         Subsidiaries of the Registrant



                                                           Jurisdiction of
Subsidiary                                                 Incorporation
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Banking Subsidiaries:
Fleet Banking Group, Inc.                                  Rhode Island
     Fleet Bank, National Association                      United States
     Fleet Bank of Massachusetts, National Association     United States
Fleet National Bank                                        United States
Fleet Bank                                                 New York
Fleet Bank                                                 United States
Merrill/Norstar Bankshare Association                      Maine
     Fleet Bank of Maine                                   Maine
Indian Head Banks, Inc.                                    New Hampshire
     Fleet Bank-NH                                         New Hampshire
Fleet National Bank of Connecticut                         United States
Fleet National Bank of Massachusetts                       United States
Fleet Bank, F.S.B.                                         Florida
Non-Banking Subsidiaries:
Fleet Mortgage Group, Inc.                                 Rhode Island
     Fleet Mortgage Corp.                                  Rhode Island
     Fleet Real Estate Funding Corp.                       South Carolina
     Fleet Mortgage Securities, Inc.                       Rhode Island
     Fleet Mortgage Asset Management Corp.                 Rhode Island
Shawmut Mortgage Company                                   Connecticut
Fleet Financial Corporation                                Rhode Island
     Fleet Finance, Inc.                                   Rhode Island
     Fleet Finance, Inc.                                   Delaware
Fleet Credit Corporation                                   Rhode Island
Fleet Capital Corporation                                  Connecticut
Fleet Securities, Inc.                                     New York
Fleet Brokerage Securities, Inc.                           Delaware
AFSA Data Corporation                                      California
Fleet Private Equity Co., Inc.                             Rhode Island
Fleet Investment Services, Inc.                            Rhode Island
Fleet Services Corporation                                 New York
Fleet Investment Advisors, Inc.                            New York
Shawmut Investment Advisors, Inc.                          Massachusetts
Fleet Trust Company                                        New York
     Fleet Trust Company of Florida, N.A.                  United States
Shawmut National Trust Company                             Florida
Shawmut Trust Company                                      New York
Fleet Real Estate Capital, Inc.                            Rhode Island